UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material under § 240.14a-12

BIOLASE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BIOLASE, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 annual meeting of stockholders (the “annual meeting”) of BIOLASE, Inc., a Delaware corporation (the “Company”), on May 15, 2019, at 11:00 a.m. local time at the Company’s corporate headquarters, located at 4 Cromwell, Irvine, California 92618. At the annual meeting, you will be asked to vote on the election of the six directors named in this proxy statement to the Company’s board of directors (our “Board”) and other matters described in the accompanying proxy materials.

YOUR VOTE IS IMPORTANT

Your vote is important, and all stockholders are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, we urge you to complete, date, sign and return the enclosed proxy card or the enclosed voting instruction card as promptly as possible, or to vote by Internet or by telephone, to ensure your representation at the annual meeting. Internet or telephonic voting is available by following the instructions provided on the proxy card or the voting instruction card.

Our Board recommends that you vote “FOR” the election of its nominees, Dr. Richard B. Lanman, Dr. Jonathan T. Lord, Todd A. Norbe, Jess Roper, Garrett Sato and Dr. Elaine C. Wagner, and “FOR” Proposals Two, Three, and Four.

Our Board is deeply committed to the Company, its stockholders and enhancing stockholder value. We look forward to seeing you at the annual meeting.

Sincerely,

Jonathan T. Lord, M.D. Chairman of the Board	Todd A. Norbe President and Chief Executive Officer

Irvine, California — April 10, 2019

BIOLASE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 15, 2019

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of BIOLASE, Inc., a Delaware corporation (the “Company”), will be held on May 15, 2019, at 11:00 a.m. local time at the Company’s corporate headquarters, located at 4 Cromwell, Irvine, California 92618, to consider the following matters, as more fully described in the proxy statement accompanying this notice:

1. the election of the six directors named in the proxy statement accompanying this notice to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

2. the advisory vote to approve the compensation of the Company’s named executive officers;

3. the approval of an amendment to the BIOLASE, Inc. 2018 Long-Term Incentive Plan to increase the number of shares of the Company’s common stock available for issuance under the plan by an additional 1,750,000 shares;

4. the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

5. the transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 1, 2019 are entitled to notice of and to vote at our annual meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the meeting in person.

YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card as promptly as possible in the envelope enclosed for your convenience, or please vote via the Internet or by telephone. If you receive more than one proxy card because your shares are registered in different names and addresses, each proxy card should be signed and returned to assure that all of your shares are represented at the annual meeting. Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. The prompt return of proxies will save the expense involved in further communication.

You can find detailed information regarding voting in the section entitled “General Information” on pages 1 through 5 of the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2019

The notice of the annual meeting, proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, are available at www.biolase.com under “About Us” by clicking on the “Investor Relations” tab and selecting “SEC Filings.”

BY ORDER OF THE BOARD OF DIRECTORS
Sincerely,

Michael C. Carroll, Secretary

Irvine, California — April 10, 2019

Page
GENERAL INFORMATION	1
PROPOSAL ONE ELECTION OF DIRECTORS	6
CORPORATE GOVERNANCE	11
2018 DIRECTOR COMPENSATION	16
COMPENSATION DISCUSSION AND ANALYSIS	18
EXECUTIVE COMPENSATION	22
EQUITY COMPENSATION PLAN INFORMATION	25
PROPOSAL TWO ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	26
PROPOSAL THREE APPROVAL OF AN AMENDMENT TO THE 2018 PLAN TO INCREASE THE NUMBER OF SHARES OF OUR COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 2018 PLAN BY AN ADDITIONAL 1,750,000 SHARES	27
AUDIT COMMITTEE REPORT	35
PROPOSAL FOUR RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019	36
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	38
ADDITIONAL INFORMATION	40

Exhibits

Exhibit A: Amendment Number Two to the BIOLASE, Inc. 2018 Long-Term Incentive Plan

BIOLASE, INC.

4 Cromwell

Irvine, California 92618

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2019

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished to stockholders of BIOLASE, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), in connection with the solicitation of proxies by our Board of Directors (our “Board”) for use at our 2019 annual meeting of stockholders to be held on May 15, 2019, and at any adjournment or postponement thereof (our “annual meeting”). Our annual meeting will be held at 11:00 a.m. local time at our corporate headquarters located at 4 Cromwell, Irvine, California 92618. This proxy statement and the accompanying proxy card are first being sent or given to stockholders on or about April 10, 2019.

Q.	Why am I receiving these materials?

A.

We sent you this proxy statement because our Board is soliciting your proxy to vote at our annual meeting. This proxy statement summarizes the information you need to vote at our annual meeting. You do not need to attend our annual meeting to vote your shares.

Q.	What proposals will be voted on at our annual meeting?

A.	Stockholders will vote on four proposals at our annual meeting:

•

the election of six directors named in this proxy statement to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

•	the advisory vote to approve the compensation of our named executive officers (the “say-on-pay proposal”);

•

approval of an amendment to the BIOLASE, Inc. 2018 Long-Term Incentive Plan (the “2018 Plan”) to increase the number of shares of our common stock available for issuance under the 2018 Plan by an additional 1,750,000 shares; and

•	the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

We will also consider other business, if any, that properly comes before our annual meeting.

Q.	How does our Board recommend that stockholders vote on the proposals?

A.

Our Board recommends that stockholders vote “FOR” the election of Dr. Richard B. Lanman, Dr. Jonathan T. Lord, Todd A. Norbe, Jess Roper, Garrett Sato and Dr. Elaine C. Wagner, “FOR” the say-on-pay proposal, “FOR” the approval of an amendment to the 2018 Plan to increase the number of shares of our common stock available for issuance under the 2018 Plan by an additional 1,750,000 shares and “FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Q.	Who is entitled to vote?

A.

The record date for our annual meeting is the close of business on April 1, 2019 (the “record date”). As of the record date, 21,293,736 shares of our common stock, par value $0.001 per share, were outstanding. No shares of our preferred stock were outstanding on the record date. Only holders of record of our common stock as of the record date will be entitled to notice of and to vote at our annual meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the record date.

Q.	What do I need for admission to our annual meeting?

A.

Admittance is limited to stockholders of the Company. If you are the stockholder of record, your name will be verified against the list of stockholders prior to your admittance to our annual meeting. You should be prepared to present photo identification for admission at our annual meeting. If you hold your shares in street name, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned shares of our common stock as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee or other similar evidence of ownership as of the record date, as well as your photo identification, for your admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to our annual meeting. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend our annual meeting, you may not vote in person at our annual meeting unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).

Q.	How can I vote my shares without attending our annual meeting?

A.

If you are a holder of record of shares of our common stock, you may direct your vote without attending our annual meeting by signing, dating and mailing your proxy card in the enclosed postage-paid envelope or by following the instructions on the proxy card to vote by Internet or by telephone.

If you hold your shares in street name via a broker, bank or other nominee, you may direct your vote without attending our annual meeting by signing, dating and mailing your voting instruction card in the enclosed postage-paid envelope. Internet or telephonic voting may also be available. Please see your voting instruction card for instructions.

Q.	Can I change my vote or revoke my proxy?

A.	You may change your vote or revoke your proxy at any time before it is voted at our annual meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	delivering to us (Attention: Corporate Secretary) at the address on the first page of this proxy statement a written notice of revocation of your proxy;

•	delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or

•	attending our annual meeting and voting in person.

Attendance at our annual meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at our annual meeting, your vote in person at our annual meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).

Q.	What constitutes a quorum?

A.

The presence at our annual meeting, either in person or by proxy, of holders of a majority of the aggregate number of shares of our issued and outstanding common stock entitled to vote thereat as of the record date shall constitute a quorum for the transaction of business at our annual meeting. Shares represented by properly completed proxy cards marked with voting instructions or returned without voting instructions are counted as present for the purpose of determining whether a quorum is present. Also, broker non-votes will be counted as present for the purpose of determining whether a quorum is present at the annual meeting, as further described below under “What is a broker non-vote?” and “How will my shares be voted if I return a blank proxy card or a blank voting instruction card?”

Q.	What is a broker non-vote?

A.

Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions. The only routine matter to be presented at the annual meeting is the proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal Four). The remaining proposals to be presented at the annual meeting are considered non-routine (Proposals One, Two and Three).

A broker non-vote occurs when a broker, bank or other nominee does not vote on a non-routine matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter. If a broker, bank or other nominee exercise their discretionary voting authority on Proposal Four, such shares will be considered present at the annual meeting for quorum purposes and broker non-votes will occur as to each of the other proposals presented at the annual meeting (Proposals One, Two and Three). Broker non-votes will have no impact on the voting results of Proposals One, Two and Three.

Q.	What vote is required to approve each matter to be considered at our annual meeting?

A.

Election of Directors (Proposal One). Our bylaws provide for a majority voting standard for the election of directors in uncontested elections. Each director will be elected by the affirmative vote of a majority of the votes cast with respect to such director. A “majority of the votes cast” means that the number of votes cast “FOR” a candidate for director exceeds the number of votes cast “AGAINST” that director. An abstention or a broker non-vote on Proposal One will not have any effect on the election of directors, as abstentions and broker non-votes are not considered votes cast.

Our bylaws contemplate that, in the case of an uncontested election, if an incumbent director nominated for re-election fails to receive the affirmative vote of a majority of the votes cast at an annual meeting, such director will tender a resignation to become effective upon the acceptance of such resignation by the Nominating and Corporate Governance Committee. Subject to certain exceptions, the Nominating and Corporate Governance Committee (or other committee of independent directors under certain circumstances) is required to accept or reject such resignation within ninety (90) days following the certification of the election results of the annual meeting. The Company will then publicly disclose the decision of the Nominating and Corporate Governance Committee by filing a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”).

Say-on-Pay Proposal (Proposal Two). Proposal Two asks our stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers. The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required for approval of Proposal Two. An abstention on Proposal Two will have the same effect as a vote “AGAINST” Proposal Two. A broker non-vote will not have any effect on Proposal Two and will not be counted. Proposal Two is an advisory vote only, and, therefore, it will not bind the Company or our Board. However, our Board and the Compensation Committee will consider the voting results, as appropriate, when making future decisions regarding executive compensation.

Approval of an Amendment to the 2018 Plan to Increase the Number of Shares of Our Common Stock Available for Issuance under the 2018 Plan by an Additional 1,750,000 Shares (Proposal Three). The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required for the approval of Proposal Three. An abstention on Proposal Three will have the same effect as a vote “AGAINST” Proposal Three. A broker non-vote will not have any effect on Proposal Three and will not be counted.

Ratification of the Appointment of BDO USA, LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2019. (Proposal Four). The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required for the approval of Proposal Four. An abstention on Proposal Four will have the same effect as a vote “AGAINST” Proposal Four. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on Proposal Four.

Q.	What is the deadline for submitting a proxy?

A.

To ensure that proxies are received in time to be counted prior to our annual meeting, proxies submitted by Internet or by telephone should be received by 1:00 a.m. Central Time on the day of our annual meeting (or if our annual meeting is adjourned, by 1:00 a.m. Central Time on the day on which our annual meeting is reconvened), and proxies submitted by mail should be received by the close of business on the day prior to the date of our annual meeting.

Q.	What does it mean if I receive more than one proxy card?

A.

If you hold your shares in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the proxy card for each account to vote by Internet or by telephone. To ensure that all of your shares are represented at our annual meeting, we recommend that you vote every proxy card that you receive.

Q.	How will my shares be voted if I return a blank proxy card or a blank voting instruction card?

A.	If you are a holder of record of shares of our common stock and you sign and return a proxy card without giving specific voting instructions, your shares will be voted:

•	“FOR” the election of each of the six nominees for director named in this proxy statement;

•	“FOR” the approval of the say-on-pay proposal;

•	“FOR” the approval of an amendment to the 2018 Plan to increase the number of shares of our common stock available for issuance under the 2018 Plan by an additional 1,750,000 shares; and

•	“FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions (including by signing and returning a blank voting instruction card), your shares:

•	will be counted as present for purposes of establishing a quorum;

•

will be voted in accordance with the broker’s, bank’s or other nominee’s discretion on “routine” matters, which includes only the proposal to ratify the appointment of our auditors for the fiscal year ending December 31, 2019 (Proposal Four);

•

will not be counted in connection with the election of directors (Proposal One), the say-on-pay proposal (Proposal Two), the approval of an amendment to the 2018 Plan to increase the number of shares of our common stock available for issuance under the 2018 Plan by an additional 1,750,000 shares (Proposal Three), or any other non-routine matters that are properly presented at the annual meeting. For each of these proposals, your shares will be treated as “broker non-votes.” A broker non-vote will have no impact on voting results of Proposals One, Two or Three.

Our Board knows of no matter to be presented at our annual meeting other than the election of directors, the say-on-pay proposal, the approval of an amendment to the 2018 Plan to increase the number of shares of our common stock available for issuance under the 2018 Plan by an additional 1,750,000 shares and the ratification of our independent registered public accounting firm. If any other matters properly come before our annual meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

Q.	Who is making this solicitation and who will pay the costs?

A.

This proxy solicitation is being made on behalf of our Board. We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional solicitation materials we furnish to our stockholders. Copies of the Company’s solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. Upon request, we will reimburse such persons for their costs in forwarding such solicitation materials to such beneficial owners.

Q.	Will a stockholder list be available for inspection?

A.

In accordance with Delaware law, a list of stockholders entitled to vote at our annual meeting will be available at our annual meeting and, for 10 days prior to our annual meeting, at BIOLASE, Inc., 4 Cromwell, Irvine, California 92618 between the hours of 8:00 a.m. and 5:00 p.m. Pacific Time.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our Board currently consists of six directors whose term of office expires at our annual meeting. Our bylaws provide that our Board will consist of no more than seven directors.

Our Board nominated each of Dr. Richard B. Lanman, Dr. Jonathan T. Lord, Todd A. Norbe, Jess Roper, Garrett Sato and Dr. Elaine C. Wagner (collectively, the “Board Nominees”) for election to our Board at our annual meeting. All of the Board Nominees currently serve on our Board. All of the Board Nominees have consented to be named in this proxy statement and have agreed to serve, if elected, until the 2020 annual meeting of stockholders and until their successors have been duly elected and qualified or until their earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the shares represented by proxies received by them “FOR” each of the Board Nominees.

The following table sets forth certain information regarding the Board Nominees. Drs. Lanman and Lord and Messrs. Roper and Sato are members of the Audit Committee and Drs. Lanman, Lord and Wagner and Mr. Sato are members of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Norbe is not a member of any of the committees of our Board.

Board Nominees

Name	Age	Principal Occupation and Business Experience	Director Since
Richard B. Lanman, M.D.	64	Dr. Lanman is the Chief Medical Officer of Guardant Health, Inc., a company specializing in non-invasive cancer diagnostics, based in Redwood City, California. From 2008 to 2014, Dr. Lanman was Chief Medical Officer of Veracyte, Inc., a genomic diagnostics company. He previously served as Chief Medical Officer for two diagnostics companies and as Senior Vice President and Medical Director of San Jose Medical Group. Dr. Lanman received a Bachelor of Science degree in Chemistry from Stanford University and a Doctor of Medicine degree from Northwestern University. Dr. Lanman provides our Board with extensive business experience in biotechnology innovation, development and commercialization, as well as executive management experience.	October 2017

Jonathan T. Lord, M.D.	64	Dr. Lord is a board-certified forensic pathologist and Fellow of the College of American Pathologists. From March 2012 to January 2013, Dr. Lord was the Chief Operating Officer of the University of	August 2014

Name	Age	Principal Occupation and Business Experience	Director Since
		Miami Leonard M. Miller School of Medicine and the Uhealth-University of Miami Health System, a healthcare network in south Florida. From August 2011 to March 2012, Dr. Lord served as the Chief Innovation Officer at the University of Miami, Florida. From April 2009 to January 2010, Dr. Lord served as President and Chief Executive Officer of Navigenics, Inc., a privately held healthcare company. Prior to this role, he served as a senior executive in a variety of healthcare organizations including the Anne Arundel Medical Center and SunHealth and served as the Chief Operating Officer of the American Hospital Association. Dr. Lord is also the former Chief Innovation Officer and Senior Vice President of Humana Inc. He began his medical career in the U.S. Navy, serving for 11 years in a number of leadership roles in the Navy Medical Department. From 2008 to 2017, Dr. Lord served on the board of directors of DexCom, Inc., a medical device company focused on the design, development and commercialization of continuous glucose monitoring systems, and from 2010 to 2017, he served as its Chairman. Dr. Lord previously served as a director of Stericycle, Inc., a publicly traded medical and pharmaceutical waste management company, and MAKO Surgical Corp., a publicly traded medical device company that was sold to Stryker Corp. in 2013. Dr. Lord also serves or has served as a director of a number of private companies. Dr. Lord received a Bachelor of Science degree in Chemistry and a Doctor of Medicine degree from the University of Miami. Dr. Lord has also earned certificates in Governance and Audit from Harvard Business School. Mr. Lord brings to our Board wide-ranging business and operational experience, including expertise in business transactions.

Todd A. Norbe	52	Mr. Norbe was most recently President, North America of KaVo Kerr, a subsidiary of the Danaher Corporation, where he held executive leadership positions from 2006 to 2018. KaVo Kerr is comprised of two global leaders, KaVo and Kerr, that deliver dental instruments, imaging solutions,	June 2018

Name	Age	Principal Occupation and Business Experience	Director Since
		dental treatment units and premier consumables worldwide. Mr. Norbe was responsible for the integration of the KaVo and Kerr businesses. Prior to the integration, Mr. Norbe served as President of Kerr North America. Mr. Norbe also previously served as Vice President and General Manager of Metrex Medical — Sybron Dental Specialties, which was acquired by Danaher in 2006. Mr. Norbe earned a Master of Business Administration degree in Management from Fairleigh Dickinson University and a Bachelor of Science degree in Marketing from Bloomsburg University. He served on the Board of the Dental Trade Association Foundation and the National Children’s Oral Health Foundation. Mr. Norbe brings to our Board extensive management and operational experience, particularly in the dental industry.

Jess Roper	54	Mr. Roper most recently served as the Senior Vice President and Chief Financial Officer of DexCom, Inc., where he held executive leadership positions from 2005 until retiring in April 2017. DexCom, Inc. is a medical device company focused on the design, development and commercialization of continuous glucose monitoring systems. While at DexCom, Inc., Mr. Roper also served as its Vice President and Chief Financial Officer and as the Director of Finance. During his tenure, DexCom, Inc. transitioned from a pre-revenue privately held medical device company to a multi-national, publicly traded entity. Mr. Roper previously held financial management positions with two other publicly traded companies and one venture-funded company. Earlier in his career, Mr. Roper was an auditor with PricewaterhouseCoopers and a bank and information systems examiner with the Office of the Comptroller of the Currency. Mr. Roper has a Master of Science degree in Corporate Accountancy and a Bachelor of Science degree in Business Administration in Finance from San Diego State University. He is a Certified Public Accountant and member of the Corporate Directors Forum. Mr. Roper brings to our Board business and operational experience, including capital markets experience.	June 2018

Name	Age	Principal Occupation and Business Experience	Director Since
Garrett Sato	58	Mr. Sato is an Executive Partner at Inverness Graham Investments, a private investment firm that acquires manufacturing, technology and services companies, a position he has held since June 2013. Since October 2015, Mr. Sato has served as a Consultant to Vita North America, a dental products company focused on shade technology, and since May 2017, Mr. Sato has served as an Executive Advisor to Orchestrate 3D, a company that uses 3D technology to provide dental products and services. From December 2013 to February 2016, Mr. Sato was the Chairman and Chief Executive Officer of Danville Materials LLC, a manufacturer of restorative consumables and small equipment for the dental market, which was owned by Inverness Graham Investments from January 2014 to February 2016. From June 2011 to December 2013, Mr. Sato served as an advisor or consultant for several companies in the dental products industry: Isolite Corporation, Shofu Dental Corporation, Clinical Research Dental and Mani, Inc. From October 2009 to June 2011, Mr. Sato served as the Executive Vice President of Discus Dental L.L.C., a manufacturing, distributing and marketing company focused on tooth whitening products. From July 2004 to September 2009, Mr. Sato was the President of Orascoptic and its Surgical Acuity brand, a provider of vision solutions for dental professionals, and from August 1996 to March 2006, he served as Vice President, International, of Kerr Corporation, a provider of dental supplies. Mr. Sato also serves or has served as a director of a number of private companies. Mr. Sato holds a Bachelor of Science degree in Marketing from California State University, Long Beach. Mr. Sato brings to our Board extensive management and operational experience, particularly in the dental industry.	April 2018

Elaine C. Wagner, D.D.S.	64	Dr. Wagner currently serves as the Registrar/Executive Director for the International College of Dentists USA Section, a position she had held since January 10, 2017. Dr. Wagner is a retired United States Navy Rear Admiral with 33 of service. Dr. Wagner	October 2018

Name	Age	Principal Occupation and Business Experience	Director Since
is the first female board-certified pediatric dentist to be promoted to the rank of Rear Admiral, upper-half, in the United States Navy Dental Corps. From 2014 until she retired in 2017, Dr. Wagner served at the Navy’s Bureau of Medicine and Surgery in Falls Church, Virginia as the Director for Readiness and Health. From 2011 to 2014, she served as the commander of Navy Medicine East and Naval Medical Center Portsmouth and as director of the Tidewater Enhanced Multi-Service Market. She has previously served as the director, Medical Resources Plans and Policy Division for the Navy and chief, Navy Dental Corps and has held command of the Naval Health Clinic New England, as well as several other leadership positions. She was also assigned to the National Naval Medical Center as the Dental Department’s first pediatric dentist in 1992. Dr. Wagner holds a Bachelor of Arts degree from Butler University and a Doctor of Dental Surgery from Indiana School of Dentistry. Dr. Wagner brings to our Board extensive management and operational experience in the dental industry.

Recommendation of Our Board

Our Board believes that it is important to ensure that our Board is comprised of highly qualified individuals who have relevant experience and are accomplished in their respective fields. Our Board also believes that it is important for the full Board to work together constructively with a focus on stockholder value and a duty to both the Company and to the interests of all of the Company’s stockholders. Our Board believes that all of the Board Nominees meet these criteria.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

Board Role in Risk Oversight

Our Board takes an enterprise-wide approach to risk management that seeks to complement our organizational objectives, strategic objectives, long-term organizational performance and the overall enhancement of stockholder value. Our Board assesses and considers the risks we face on an ongoing basis, including risks that are associated with our financial position, our competitive position, the impact of our operations on our cost structure, our historical reliance on a small number of distributors, and our reliance on single source suppliers for some of our components. In addition, our Board reviews and assesses information regarding cybersecurity risks with management. Our Board’s approach to risk management includes understanding the risks we face, analyzing them with the latest information available and determining the steps that should be taken to manage those risks, with a view toward the appropriate level of risk for a company of our size and financial condition.

Certain committees of our Board actively manage risk within their given purview and authority. Our Audit Committee, for example, reviews our disclosure controls and our internal controls over financial reporting on a quarterly basis, including our overall risk assessment and our processes and procedures for assessing risks. In addition, our Compensation Committee, in setting performance metrics, creates incentives for our senior executives that encourage only an appropriate level of risk-taking that is commensurate with our Company’s short-term and long-term strategies and their attendant risks.

Board Composition and Qualifications

Each Board Nominee brings a strong and unique set of skills and background to our Board and gives our Board as a whole substantial experience and competence in a wide variety of areas, including service on other boards of directors of both public and private companies, executive management, medical devices, specialty healthcare, consumer products, international operations, public accounting, corporate finance and manufacturing.

Board Leadership Structure

Our Board currently consists of five non-management directors and our President and Chief Executive Officer, Mr. Norbe. Dr. Lord, one of our independent directors, is Chairman of the Board. Our Board has no policy requiring that the positions of the Chairman of the Board and the Chief Executive Officer be separate or that they be occupied by the same individual. Our Board believes that this matter is properly addressed as part of the succession planning process and that it is in the best interests of the Company for our Board to determine whether to combine the positions from time to time. At this time, our Board believes that the independent Chairman arrangement serves the Company well.

Director Independence

Our Board has determined that each of the Board Nominees, other than Mr. Norbe, is an independent director as defined by the listing standards of the NASDAQ Marketplace Rules (the “NASDAQ Rules”) and the rules and regulations of the SEC. In addition, our Board has determined that Dr. James R. Talevich, who served on our Board during 2018 prior to his resignation, was independent under the same standards. Mr. Norbe is determined not to be an independent director based on his service as our current President and Chief Executive Officer. Mr. Harold C. Flynn, Jr., who previously served on the Board during 2018, was not an independent director based on his position as our President and Chief Executive Officer during his tenure.

Board Committees and Meetings

Our Board held eight meetings (including regularly scheduled and special meetings) during the year ended December 31, 2018. During 2018, each person currently serving as a director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he was a director and (ii) the total number of meetings held by all committees of our Board on which such director served during the period for which he served. Although we have no policy with regard to director attendance at our annual meetings of stockholders, it is customary for, and we encourage, all of our directors to attend our annual meetings of stockholders. In 2018, all of our director’s then in office attended our 2018 Annual Meeting.

Our Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee operates pursuant to a written charter that has been approved by our Board. A copy of the current charter for each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is available on our website at www.biolase.com under “About Us,” then “Investor Relations,” then the link “Corporate Governance.” We do not intend the website address listed in this proxy statement to be an active link or to otherwise incorporate the contents of our website into this proxy statement.

Audit Committee. The Audit Committee currently consists of Drs. Lord and Lanman and Messrs. Roper and Sato. Mr. Roper serves as its Chairman. Our Board has determined that Mr. Roper qualifies as an “audit committee financial expert” under the SEC rules and meets the financial sophistication requirements of the NASDAQ Rules. Each member of the Audit Committee is independent as defined in the NASDAQ Rules, including the enhanced independence standards applicable to Audit Committee members.

The primary responsibilities of the Audit Committee include, but are not limited to: (i) the appointment, compensation and oversight of the work of our independent auditor; (ii) reviewing and discussing with management and our independent auditor our accounting practices and systems of internal accounting controls, as applicable; (iii) reviewing our financial reports, our accounting and financial policies in general, and procedures and policies with respect to our internal accounting controls; and (iv) reviewing the independence qualifications and quality controls of our independent auditor and approving all auditing services and permitted non-audit services to be performed by the independent auditor. The Audit Committee held eight meetings during 2018.

Compensation Committee. The Compensation Committee currently consists of Drs. Lord, Lanman and Wagner and Mr. Sato. Dr. Lord serves as its Chairman. Each of the current members of the Compensation Committee is independent as defined in the NASDAQ Rules, considering the additional standards for Compensation Committee members set forth therein, and qualifies as a “non-employee” director under SEC rules and regulations.

The Compensation Committee’s primary responsibilities include, but are not limited to: (i) reviewing and developing our general compensation policies; (ii) reviewing and approving the compensation of our Chief Executive Officer and other executive officers, including salary, bonus, long-term incentive and equity compensation, and any other perquisites and special or supplemental benefits; (iii) making awards under and acting as administrator of our equity incentive plans; (iv) overseeing administration of our other employee benefit plans; (v) making recommendations to our Board regarding director compensation; and (vi) producing an annual report on executive compensation for inclusion in our annual proxy statement. The charter for the Compensation Committee requires it to meet at least twice annually. The Compensation Committee held four meetings during 2018.

For compensation decisions relating to our executive officers other than our Chief Executive Officer, our Compensation Committee has historically considered the recommendations of our Chief Executive Officer, based on his assessment of each executive officer’s position and responsibilities, experience and tenure, his observations of each executive officer’s performance during the year and his review of competitive pay practices. Our Chief Executive Officer does not have a role in determining or recommending director compensation. The Compensation Committee has the sole authority to retain consultants and advisors as it may deem appropriate in its discretion, and the Compensation Committee has the sole authority to approve related fees and other retention terms.

The Compensation Committee has the authority to hire and fire its own outside compensation consultant and any other advisors it deems necessary. Since July 2014, the Compensation Committee has engaged Arnosti Consulting, Inc. (“Arnosti”) to act as its independent consultant. Arnosti provides the Compensation Committee with information regarding market compensation levels, general compensation trends and best practices. The Compensation Committee also asks Arnosti to provide views on the reasonableness of specific pay decisions and actions for our named executive officers, as well as the appropriateness of the design of the Company’s executive compensation programs.

The activities of Arnosti are directed by the Compensation Committee, although Arnosti may communicate with members of management, as appropriate, to gather data and prepare analyses as requested by the Compensation Committee. During 2018, the Compensation Committee asked Arnosti to review market data and advise our Compensation Committee and management on setting executive compensation and the competitiveness and reasonableness of the Company’s executive compensation program; and review and advise the Compensation Committee regarding the Company’s pay for performance, equity grant and dilution levels, each relative to the market.

In 2018, Arnosti did not provide any other services to the Company. The Compensation Committee assessed the independence of Arnosti pursuant to SEC rules and concluded that Arnosti’s work for the Compensation Committee does not raise any conflict of interest.

The Compensation Committee has determined that Arnosti is independent because it does no work for us other than as requested by the Compensation Committee. The Chairman of the Compensation Committee reviews Arnosti’s invoices, which are paid by the Company.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of Drs. Lord, Lanman and Wagner and Mr. Sato. Dr. Lord serves as its Chairman. Each of the members of the Nominating and Corporate Governance Committee is independent as defined in the NASDAQ Rules. The Nominating and Corporate Governance Committee is responsible for, among other things: (i) identifying individuals who are qualified to be members of our Board and recommending that our Board select the nominees for directorships; (ii) to the extent deemed appropriate by the committee, developing and recommending to our Board a set of corporate governance principles for the Company; (iii) establishing the criteria and procedures for selecting new directors; (iv) overseeing the process for evaluating our Board and management; and (v) reviewing and reassessing, at least annually, the charter of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held two meetings during 2018.

The Nominating and Corporate Governance Committee considers candidates for membership to our Board suggested by its members and our other Board members, as well as by our management and stockholders. The Nominating and Corporate Governance Committee may also retain a third-party executive search firm to identify candidates. Dr. Norbe and Mr. Roper, who joined our Board in June 2018, were identified as candidates for membership to our Board by a non-management director. Dr. Wagner, who joined our Board in October 2018, was identified as a candidate for membership to our Board by a non-management director.

The Nominating and Corporate Governance Committee focuses on the following criteria in determining whether a candidate is qualified to serve on our Board: (i) personal and professional integrity, ethics and values; (ii) experience in corporate management, such as serving as an officer or former officer of a publicly held company; (iii) experience in the Company’s industry and with relevant social policy concerns; (iv) experience as a board member of another publicly held company; (v) academic expertise in an area of the Company’s operations; (vi) practical and mature business judgment; (vii) whether the candidate has the time required for preparation, participation and attendance at meetings; and (viii) requirements relating to board and board committee composition under applicable law and the NASDAQ Rules. The Nominating and Corporate Governance Committee, and our Board, may also consider the overall diversity of our Board when making a determination on qualification for service on our Board to ensure that our Board is able to represent the best interests of all of our stockholders and to encourage innovative solutions and viewpoints by considering background, education, experience, business specialization, technical skills and other factors with respect to a particular candidate, as compared to composition of our Board at a given time. The Nominating and Corporate Governance Committee does not have a formal diversity policy but considers diversity as one criteria evaluated as a part of the total package of attributes and qualifications a particular candidate possesses.

All director candidate recommendations submitted by stockholders should be submitted to the Chairperson of the Nominating and Corporate Governance Committee, to the attention of the Corporate Secretary, BIOLASE, Inc., 4 Cromwell, Irvine, California 92618 and must be accompanied by (1) a detailed resume of the candidate, (2) an explanation of the reasons why the stockholder believes this candidate is qualified for service on our Board, (3) such other information about the candidate that would be required by the SEC rules to be included in a proxy statement, (4) the consent of the candidate, (5) a description of any relationships, arrangements or undertakings between the stockholder and the candidate regarding the nomination or otherwise and (6) proof of the stockholder’s stockholdings in the Company. A stockholder wishing to formally nominate a director for election at a stockholder meeting must comply with the provisions in the Company’s bylaws addressing stockholder nominations of directors. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders on the same basis that it evaluates other nominees for director.

Stockholder Communications

Any stockholder or other interested party who wishes to communicate with our Board or any individual director may send written communications to our Board or such director c/o Corporate Secretary, BIOLASE, Inc., 4 Cromwell, Irvine, California 92618. The communication must include the stockholder’s name, address and an indication that the person is our stockholder. The Corporate Secretary will review any communications received from stockholders and will forward such communications to the appropriate director or directors, or committee of our Board, based on the subject matter.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of our Board, executive officers and beneficial holders of more than ten percent of the outstanding shares of our common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) which requires them to file reports with respect to their ownership of our securities. To our knowledge, based solely upon the copies of Section 16(a) reports and written representations which we received from such persons for their 2018 fiscal year transactions in our common stock and their common stock holdings, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than ten percent beneficial owners.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics. This code of ethics applies to all of our directors, executive officers and employees. This code of ethics is publicly available on our website at www.biolase.com under “About Us,” then “Investor Relations,” using the links “Corporate Governance,” followed by “Conduct,” and in print upon request to the Secretary at BIOLASE, Inc., 4 Cromwell, Irvine, California 92618. If we make amendments to the code of ethics or grant any waiver that we are required to disclose, we will disclose the nature of such amendment or waiver on our website.

Certain Relationships and Related Transactions

Pursuant to its charter, the Audit Committee is required to review any insider or related party transactions. In connection with this requirement, our written policy for the review of related party transactions (transactions with the Company or any of its subsidiaries involving our directors, director nominees, executive officers or holders of more than five percent of our outstanding common stock or any member of the immediate family of the foregoing) is reviewed by our Audit Committee and our Board at least annually. Under our policy, any related party transactions require prior approval by the Audit Committee or by a majority of the disinterested members of our Board. In addition, transactions involving our directors are disclosed and reviewed by the Nominating and Corporate Governance Committee in its assessment of our directors’ independence. To the extent any related party transactions are ongoing business relationships, the transactions are reviewed annually by the Audit Committee. Related party transactions must be on terms no less favorable to the Company than those that it believes could be obtained from unaffiliated third parties.

Since January 1, 2018, there has not been, and there is not currently proposed, any transaction or series of related transactions in which we were or are to be a participant or are currently a participant involving an amount in excess of $120,000 and in which (a) any director, nominee for director, executive officer or stockholder known to the Company to be the beneficial owner of more than five percent of our outstanding common stock or (b) any member of the immediate family of any person identified in clause (a) had or will have a direct or indirect material interest.

2018 DIRECTOR COMPENSATION

The following table sets forth all compensation earned or paid to our non-employee directors during the year ended December 31, 2018. The fees received by Mr. Norbe, the Company’s current President and Chief Executive Officer, for his service on the Board as a non-employee director for a portion of 2018 are reflected in the 2018 Summary Compensation Table. Mr. Flynn, the Company’s former President and Chief Executive Officer, did not earn any compensation for his service as a director of the Company in 2018.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (1)	All Other Compensation	Total
Richard B. Lanman, M.D.	$—	$117,499	$—	$—	$117,499
Jonathan T. Lord, M.D.	—	249,603	—	—	249,603
Jess Roper(2)	—	104,166	—	—	104,166
Garrett Sato(3)	—	117,499	12,107	—	129,606
James R. Talevich(4)	—	158,901	—	—	158,901
Elaine C. Wagner, D.D.S.(5)	—	66,561	—	—	66,561

(1)

The amounts reported represent the grant date fair value of stock options and restricted stock units (“RSUs”) granted in 2018, calculated accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). The grant date fair value for RSU awards are calculated based on the closing stock price on the date of grant. Please see Note 8 to our audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for a discussion of the assumptions used to calculate the grant date fair value of the stock option awards granted in 2018.

(2)	Mr. Roper was appointed to our Board on June 15, 2018 and stock awards were prorated for 2018.
(3)	Mr. Sato was appointed to our Board on April 4, 2018.
(4)	Mr. Talevich resigned from our Board effective June 15, 2018.
(5)	Dr. Wagner was appointed to our Board on October 8, 2018.

Our non-employee directors other than the Chairman of the Board receive annual compensation consisting of RSUs based upon a cash value of $100,000, and the Chairman of the Board receives annual compensation consisting of RSUs based upon a cash value of $180,000. In addition to the foregoing, the Chairman of the Audit Committee receives annual compensation consisting of RSUs based upon a cash value of $25,000, members of the Audit Committee (other than the Chairman of the Audit Committee) receive annual compensation consisting of RSUs based upon a cash value of $10,000, the Chairman of the Compensation Committee receives annual compensation consisting of RSUs based upon a cash value of $20,000 and members of the Compensation Committee (other than the Chairman of the Compensation Committee) receive annual compensation consisting of RSUs based upon a cash value of $7,500. No additional compensation was provided in 2018 for service on the Nominating and Corporate Governance Committee. New non-employee directors elected or appointed other than at an annual meeting of stockholders receive compensation on a pro rata basis. Each annual RSU grant vests on the one-year anniversary of the grant date, subject to the director’s continued service through such date. The number of shares of our common stock underlying each RSU grant is calculated as follows: the sum total cash value of the compensation that a director is entitled to receive based upon such director’s service, as described above, divided by the average share price of our common stock for the trailing three months prior to the date of grant.

In addition, upon his appointment to our Board, Mr. Sato received a stock option to purchase 8,835 shares of our common stock at $2.05 per share on April 4, 2018, in each case, as adjusted to reflect the one-for-five reverse stock split of the Company’s common stock on May 10, 2018 (the “Reverse Stock Split”). Under the terms of the award agreement, the option became exercisable in full on May 9, 2018. Any shares of our common stock purchased under such option are subject to repurchase by the Company, at the lower of the exercise price paid per share or the fair market value per share (determined at the time of repurchase), should Mr. Sato cease Board service prior to vesting of such shares. The Company’s right of repurchase lapses in four successive quarterly installments upon Mr. Sato’s completion of each quarter of service as a non-employee director measured from the grant date. The repurchase right also lapses if certain changes in control or ownership occur or if Mr. Sato dies or becomes disabled while serving as a director.

The following table sets forth the aggregate grant date fair value of each grant of stock options and RSUs awarded to our non-employee directors in 2018.

Director	Grant Date	Type of Award	Exercise Price(1)	Number of Shares Underlying Stock Awards(1)	Aggregate Grant Date Fair Value
Richard B. Lanman, M.D.	May 14, 2018	RSU	n/a	81,034	$117,499
Jonathan T. Lord, M.D.	May 14, 2018	RSU	n/a	27,312	39,602
Jonathan T. Lord, M.D.	May 14, 2018	RSU	n/a	144,828	210,001
Jess Roper	June 15, 2018	RSU	n/a	83,333	104,166
Garrett Sato	April 4, 2018	Option	$2.05	8,835	12,107
Garrett Sato	May 14, 2018	RSU	n/a	81,034	117,499
James R. Talevich	May 14, 2018	RSU	n/a	18,208	26,402
James R. Talevich	May 14, 2018	RSU	n/a	91,379	132,499
Elaine C. Wagner, D.D.S.	October 8, 2018	RSU	n/a	44,374	66,561

(1)	The number of shares and, if applicable, exercise price for each equity award granted prior to the Reverse Stock Split have been adjusted to reflect the Reverse Stock Split.

The following table sets forth the number of shares underlying outstanding stock options (vested and unvested) and unvested RSU awards held as of December 31, 2018 by each of the persons who served as a non-employee director during 2018.

Director	Shares Underlying Options and RSUs Outstanding at Fiscal Year End
Richard B. Lanman, M.D.	110,073
Jonathan T. Lord, M.D.	274,696
Jess Roper	83,333
Garrett Sato	89,869
James R. Talevich	101,682
Elaine C. Wagner, D.D.S.	44,374

EXECUTIVE OFFICERS OF THE REGISTRANT

The executive officers of the Company are elected each year at the meeting of our Board, which follows the annual meeting of stockholders, and at other Board meetings, as appropriate. As of April 1, 2019, the executive officers of the Company were as follows:

Name	Age	Position
Todd A. Norbe	52	President and Chief Executive Officer
John R. Beaver	57	Executive Vice President and Chief Financial Officer

Todd A. Norbe was named President and Chief Executive Officer in August 2018. Prior to joining the Company as a Director in June 2018, Mr. Norbe was the President, North America of KaVo Kerr, a subsidiary of the Danaher Corporation, where he held executive leadership positions from 2006 to 2018, including President of Kerr North America, and Vice President and General Manager, Metrex Medical – Sybron Dental Specialties.

Mr. Norbe holds a Bachelor of Science degree in Marketing from Bloomsburg University and a Master of Business Administration in Management from Fairleigh Dickinson University.

John R. Beaver was named Senior Vice President and Chief Financial Officer in October 2017 and was promoted to Executive Vice President and Chief Financial Officer in August 2018. Prior to joining the Company, Mr. Beaver served as the Chief Financial Officer of Silicor Materials, Inc., a global leader in the production of solar silicon, from 2009 to 2013 and 2015 to 2017. Mr. Beaver also served on the Board of Directors of Silicor Materials, Inc. from 2013 to 2015. From 2013 to 2015, Mr. Beaver was Chief Financial Officer for Modumetal, Inc., a nano-laminated alloy company focused on oil and gas applications. Prior to 2009, Mr. Beaver was Senior Vice President — Finance and Chief Financial Officer at Sterling Chemicals, a mid-sized public commodity chemical manufacturer. Mr. Beaver holds a Bachelor of Business Administration in Accounting from the University of Texas at Austin and is a Certified Public Accountant.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis section discusses the compensation policies and programs for our named executive officers. As a “smaller reporting company,” we have elected to comply with some of the scaled- back disclosure requirements applicable to smaller reporting companies under applicable SEC executive compensation disclosure rules.

For 2018, our named executive officers consisted of:

•	Todd A. Norbe, our President and Chief Executive Officer since August 2018;

•	John R. Beaver, our Executive Vice President and Chief Financial Officer and our Interim Chief Executive Officer from April 2018 to August 2018;

•	Dimitri Boutoussov, our former Vice President of Research and Development until his resignation in April 2018; and

•	Harold C. Flynn, Jr., our former President and Chief Executive Officer from July 2015 until his resignation in April 2018.

Compensation Objectives

It is important that we employ energetic people who are enthusiastic about our mission and our products, and we believe this must start at the top with our executive officers who set an example for the entire company. We are engaged in a very competitive industry, and our success depends upon our ability to attract and retain qualified executive officers by offering them competitive compensation packages. Our compensation programs for our executive officers are designed to attract and retain such key executive officers and to reward them in a fashion that we believe is commensurate with our corporate performance and the value created for our stockholders. Our compensation programs are also designed to support our short-term and long-term strategic goals and values and reward the individual contributions of our executive officers to our success.

Our policy is to provide our executive officers with competitive compensation opportunities that reward their contribution to our financial success and individual performance, while providing financial stability and security. Accordingly, the compensation package for executive officers is mainly comprised of the following compensation elements: (1) a base salary, designed to be competitive with salary levels in the industry and to reflect individual performance; (2) an annual discretionary bonus payable in cash and based on the review of certain annual financial and other performance measures, designed to support our short-term performance; and (3) where appropriate, long-term stock-based incentive awards, designed to support our long-term performance and strengthen the mutual interests between our executive officers and our stockholders. We believe that each of these elements and their combination supports our overall compensation objectives.

Determination of Compensation Awards

The Compensation Committee determines the compensation to be paid to our executive officers. For compensation decisions relating to our executive officers other than our Chief Executive Officer, our Compensation Committee has historically considered the recommendations of our then-serving Chief Executive Officer, based on his assessment of each executive officer’s position and responsibilities, experience and tenure, his observations of each executive officer’s performance during the year and his review of competitive pay practices. In addition, as noted earlier in this proxy statement, Arnosti provides independent executive consulting services to the Compensation Committee. The Compensation Committee reviews the total compensation levels and the distribution of compensation among the compensation elements identified above for each of our executive officers. The Compensation Committee determines the total compensation levels for our executive officers by considering each executive officer’s position and responsibilities, the individual’s performance of his job-related duties and responsibilities and our financial performance, in the context of our compensation policies and objectives and competitive market data (evaluated with the assistance of Arnosti) applicable to each executive officer’s position.

The principal factors that were taken into account in establishing each executive officer’s compensation package for 2018 are described below. The Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, in future years.

Market Comparisons

The Compensation Committee periodically reviews competitive market data with the assistance of Arnosti, as they believe that compensation decisions are complex and require a deliberate review of Company performance and the market’s compensation levels, as well as the overall business environment and the contributions of each individual. Accordingly, the Committee’s approach is to consider competitive compensation practices as a relevant factor rather than establishing compensation at specific benchmark percentiles. We believe that this enables us to respond to dynamics in the labor market and provides us with flexibility in maintaining and enhancing our executive officers’ engagement, focus, motivation and enthusiasm for our future.

Components of Compensation

During 2018, our executive officers’ direct compensation was composed of base salary, annual incentive bonuses, and equity compensation. The Compensation Committee awarded performance bonuses in 2018 based on achieving performance targets for the second quarter.

The Compensation Committee monitors the results of the annual advisory “say-on-pay” proposal and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities. Because nearly 99% of the votes cast at the 2018 Annual Meeting of Stockholders voted in favor of the Company’s “say-on-pay” proposal, the Compensation Committee did not implement any changes to our executive compensation program as a result of the stockholder advisory vote.

Base Salaries

Our executive officers’ base salaries are assessed annually by the Compensation Committee, taking into account each officer’s position and responsibilities, including accomplishments and contributions, experience and tenure. In addition, the Compensation Committee considered our stockholders’ previous approval, on an advisory basis, of the compensation of the Company’s named executive officers, as well as the Company’s recent performance and current market conditions.

Mr. Norbe. Under the terms of Mr. Norbe’s 2018 employment agreement, Mr. Norbe receives an annual base salary of $400,000. His base salary was negotiated at the time he joined the Company and was based on comparable market data, as well as our compensation goals and objectives.

Mr. Beaver. Under the terms of Mr. Beaver’s 2017 employment agreement, Mr. Beaver receives an annual base salary of $325,000. His base salary was negotiated at the time he joined the Company and was based on comparable market data, as well as our compensation goals and objectives. Mr. Beaver’s base salary was not adjusted in 2018.

Mr. Boutoussov. Until September 11, 2017, Mr. Boutoussov received an annual base salary of $275,000, which was based on 2015 competitive market data presented by Arnosti. However, on September 11, 2017, Mr. Boutoussov, agreed to an aggregate reduction in his base salary of $22,000 through the period ended March 3, 2018, in exchange for a grant of RSUs with a grant date fair value equal to $25,300. These performance-based RSUs were scheduled to vest over a one-year performance period based on pre-established revenue goals. These revenue goals were designed to be challenging but achievable with strong Company performance. On March 3, 2018, Mr. Boutoussov’s base salary reverted back to $275,000.

Mr. Flynn. Prior to his resignation on April 10, 2018, Mr. Flynn received an annual base salary of $425,000.

Annual Bonuses and Stock-Based Incentive Awards

Annual cash bonuses are intended to reward accomplishment of our overall corporate performance and objectives for a fiscal year. Beginning in 2017, the Compensation Committee determined stock options and RSUs could also be utilized as a tool to incentivize certain executive members of management, and to further align management and stockholder interests. Stock-based incentives align the interests of our executive officers with those of our stockholders and provide each individual with a significant incentive to manage us from the perspective of an owner with an equity stake in our business. Stock options allow our executive officers to purchase shares of our common stock at a fixed price per share (which is at least the closing sale price of our stock on the grant date) over a specified period of time. Stock options generally become exercisable in a series of installments over either a three- or four-year period, contingent upon the officer’s continued employment with us. Accordingly, stock options provide a return to the executive officer only if he remains employed by us during the vesting period, and then only if the market price of the shares appreciates over the option term. As such, stock options not only reward our corporate performance but are also a key retention tool. RSUs are also utilized as a tool to incentivize certain executive members of management, and to further align management and stockholder interests. The size of the equity grant to each executive officer, including any grant considered for our Chief Executive Officer and our other named executive officers, is set at a level that is intended to create a meaningful opportunity for stock ownership based on the individual’s position with us, the individual’s performance of his job-related duties and responsibilities in recent periods and his potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested equity awards held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The weight given to each of these factors varies from individual to individual.

Mr. Norbe. For the partial 2018 employment year, Mr. Norbe was eligible to receive a performance bonus of up to $170,000 at target performance and up to $210,000 at maximum performance, with a minimum non-discretionary performance bonus of $100,000. Mr. Norbe was also granted: (i) 350,000 stock-settled time-based RSUs, and (ii) 300,000 stock-settled performance-based RSUs, which vest in one-third annual increments, subject to the achievement of performance criteria relating to and Mr. Norbe’s continued employment through each such vesting date. Additionally, Mr. Norbe was granted 71,667 stock-settled time-based RSUs upon his appointment to the Board on June 15, 2018, which fully vest on May 9, 2019.

Mr. Beaver. Mr. Beaver was eligible to receive an annual performance bonus of up to 50% of his base salary, based upon the achievement of certain criteria as established by the Compensation Committee. Mr. Beaver was awarded approximately 38,844 RSUs under this performance bonus plan. On January 25, 2018, Mr. Beaver received a stock option to purchase 20,000 shares of our common stock (as adjusted to reflect the Reverse Stock Split), vesting pro rata monthly over a 36-month period, commencing on February 25, 2018, subject to Mr. Beaver’s continued service with the Company. On May 14, 2018, Mr. Beaver was granted 97,911 stock-settled time-based RSUs, two-fifths of which vested on December 31, 2018 and three-fifths of which shall vest on December 31, 2019. On August 7, 2018, Mr. Beaver received a stock option to purchase 60,000 shares of our common stock. The option vests 50% on each of the first and second anniversaries of the grant date, in each case subject to Mr. Beaver’s continued service with the Company.

Mr. Boutoussov. Mr. Boutoussov was eligible to receive an annual performance bonus of up to 40% of his base salary, which was determined based on a qualitative assessment of employee performance and revenue generation.

Mr. Flynn. Mr. Flynn did not receive any bonuses or stock-based incentive awards in 2018.

Severance and Change of Control Arrangements

All of the Company’s continuing named executive officers are employed by the Company on an “at will” basis. Pursuant to the terms of select employment agreements, severance benefits may be provided in the event that either the Company terminates employment without cause or the officer resigns for good reason.

In connection with his separation from the Company, Mr. Flynn entered into a separation agreement with the Company, under which (subject to his continued compliance with the terms of the separation agreement) he became entitled to (i) $365,000 in severance, which was payable in equal installments on regular payroll dates from June 30, 2018 through December 31, 2018, (ii) Company-paid COBRA premiums until April 9, 2019, (iii) continued vesting of all of Mr. Flynn’s time-based stock options through April 9, 2020 and an extension of the time to exercise such options through December 31, 2021, and (iv) continued vesting through February 6, 2019 of the time-based RSU award granted to Mr. Flynn on February 6, 2017, with the options and RSUs subject to accelerated vesting upon a change in control. Any unvested stock options following April 9, 2020 will be cancelled and will not vest, and any RSUs that were unvested after February 6, 2019 were cancelled and will not vest.

Please see the “Payments Upon Termination or Change in Control” section below for a summary of the severance benefits that each of our continuing named executive officers would be entitled to receive upon a termination of employment.

Perquisites

Pursuant to the terms of Mr. Beaver’s employment agreement, he agreed to relocate his primary residence from Texas to a location within reasonable commuting distance to Irvine, California on or before July 1, 2018. Under the terms of his agreement, Mr. Beaver was eligible to receive a relocation stipend of up to $47,500, payable bi-weekly in $2,500 installments, from the effective date of his employment until the earlier of his relocation or July 1, 2018.

EXECUTIVE COMPENSATION

2018 Summary Compensation Table

The following table shows 2018 compensation and, to the extent required by applicable SEC executive compensation disclosure rules, 2017 compensation for each of our named executive officers, which we sometimes refer to as “NEOs” in this proxy statement. As of December 31, 2018, no other individuals were serving as “executive officers” of the Company.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Todd A. Norbe	2018	152,308	100,000	1,500,084	—	—	1,155	1,753,547
President and Chief Executive Officer
John R. Beaver	2018	325,000	—	188,458	79,548	—	35,859	628,865
Executive Vice President,	2017	75,000	—	—	250,312	—	15,322	340,634
Chief Financial Officer and Former Interim Chief Executive Officer
Dmitri Boutoussov	2018	124,485	—	25,300	58,216	—	820	208,821
Former Vice President of Research and Development	2017	261,461	—	110,700	7,604	—	913	380,678
Harold C. Flynn, Jr.	2018	142,595	—	149,000	—	—	365,640	657,235
Former President and Chief Executive Officer	2017	388,077	—	1,619,000	7,604	—	871	2,015,552

(1)

As described in the section entitled “Compensation Discussion and Analysis”, during 2017 and through March 3, 2018, Messrs. Flynn and Boutoussov each agreed to a reduction in his base salary and received performance-based RSU awards in lieu of such base salary. The performance-based RSUs are reported as 2017 compensation in the Stock Awards column.

(2)	Represents a guaranteed bonus paid pursuant to the terms of Mr. Norbe’s employment agreement.
(3)

The dollar amounts in these columns for 2018 reflect (i) the aggregate grant date fair value of annual equity awards granted to our NEOs during the applicable year, (ii) the aggregate grant date fair value of the RSU award granted to Mr. Norbe in connection with his appointment to the Board in 2018 in the amount of $89,584 and (iii) the incremental fair value associated with modifications to certain outstanding equity awards held by Mr. Flynn and Mr. Boutoussov, in each case, valued in accordance with FASB ASC Topic 718. As discussed above, in connection with his separation, Mr. Flynn received continued vesting of certain of his equity awards. The grant date fair value for RSU awards are calculated based on the closing stock price on the date of grant. See Note 8 of our audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for a description of the assumptions underlying the calculation of grant date fair value of the option awards. These amounts do not reflect actual payments made to our NEOs. There can be no assurance that the full grant date fair value will ever be realized by any NEO. The amounts included in 2018 for the performance-based RSUs only have one payout level and, accordingly, there is no grant date value that is above or below the amount reported in the table for such awards.

(4)

The dollar amounts in this column reflect the dollar value of vision insurance premiums paid for by the Company on behalf of the NEO and 401(k) matching contributions credited to each NEO’s 401(k) account. With respect to Mr. Beaver, the amounts in this column for 2018 include $32,500 that he received as a relocation stipend during 2018. With respect to Mr. Flynn, the amounts in this column for 2018 include $365,000 in severance pay that he received in connection with his separation agreement with the Company.

Outstanding Equity Awards at Fiscal Year-End 2018

The following table sets forth summary information regarding the outstanding equity awards held by each of our named executive officers at December 31, 2018. Mr. Boutoussov did not hold any outstanding equity awards as of December 31, 2018.

			Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Securities Underlying Unexercised Unearned Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights That Have Not Vested($)
Todd A. Norbe	—		—		—		—	—	71,667	(12)	70,950	—		—
	—		—		—		—	—	650,000	(11)	—	—		643,500
John R. Beaver	—		60,000	(2)	—		1.20	08/27/2028	—		—	—		—
	6,105		13,895	(3)	—		2.10	01/25/2028	—		—	—		—
	23,332		56,668	(4)	—		2.95	02/10/2027	—		—	—		—
	—		—		6,666	(5)	2.95	02/10/2027	—		—	—		—
	—		—		6,666	(5)	2.95	02/10/2027	—		—	—		—
	—		—		6,666	(5)	2.95	02/10/2027	—		—	—		—
	—		—		6,667	(5)	2.95	02/10/2027	—		—	—		—
	—		—		6,666	(5)	2.95	02/10/2027	—		—	—		—
	—		—		—		—	05/14/2018	58,267	(1)	57,684	—		—
	—		—		—		—	05/14/2018	—		—	32,860	(6)	32,531
Harold C. Flynn, Jr.	80,000	(7)	—		—		7.20	12/31/2021	—		—	—		—
	104,166		66,665	(8)	—		7.25	12/31/2021	—		—	—		—
	148,625		25,375	(9)	—		8.20	12/31/2021	—		—	—		—
	—		—		—		—	12/31/2021	50,000	(10)	49,500	—		—

(1)

Represents equity compensation granted on May 14, 2018 to certain Board members, employees and consultants. These awards vest 40% on December 31, 2018, and 60% on December 31, 2019, subject to continued service through the applicable vesting date.

(2)	Represents equity incentive compensation consisting of non-qualified stock options granted on August 7, 2018, which vests 50% on each of the first and second anniversaries of the grant date.
(3)	Represents equity incentive compensation consisting of non-qualified stock options granted on January 25, 2018, with monthly vesting over a three-year period.
(4)

Represents equity incentive compensation consisting of a non-qualified stock option granted on October 2, 2017. The stock options vest one-fourth on the one-year anniversary of grant and three-fourths vest in equal monthly amounts over a 36-month period, commencing on the 13th month anniversary of the date of grant.

(5)

Represents equity incentive compensation consisting of a non-qualified stock option granted on October 2, 2017. The stock options vest in accordance with performance-based criteria established by the Compensation Committee based upon certain performance criteria relating to revenue and cash goals over the 2018-2019 performance period.

(6)	Represents equity incentive compensation granted in May 14, 2018, with vesting based on the achievement of certain 2018 quarterly and annual performance criteria.
(7)

Represents equity incentive compensation consisting of a non-qualified stock option granted on August 25, 2016. Under the terms of Mr. Flynn’s separation agreement, these options vested 50% ratably monthly over a 24-month period and the remaining 50% on August 25, 2018.

(8)

Represents equity incentive compensation consisting of a non-qualified stock option granted on November 8, 2016. Under the terms of Mr. Flynn’s separation agreement, these options vested 60% on November 8, 2018 and the remaining 40% will vest ratably monthly over a 16-month period, commencing on December 8, 2018 and ending on April 8, 2020.

(9)

Represents equity incentive compensation consisting of a non-qualified stock option and RSUs granted to Mr. Flynn on July 13, 2015. 25% of the stock options vested on July 13, 2016 and the remaining 75% vest ratably monthly over a 36-month period, commencing on August 13, 2016. Under the terms of Mr. Flynn’s separation agreement, these options will continue to vest in accordance with their normal vesting schedule following Mr. Flynn’s separation.

(10)	Represents RSUs granted on February 6, 2017 which vested on February 6, 2019, under the terms of Mr. Flynn’s separation agreement.
(11)

Represents RSUs granted on September 10, 2018. 54% of the award is subject to graded vesting while 46% of the award vests upon certain performance criteria. Of the 54%, one-third of the RSUs shall vest on the first anniversary of Mr. Norbe’s first date of employment with the Company. The remaining two-thirds of the RSUs shall vest in equal amounts on the 18-month, two-year, 30-month, and three-year anniversaries of Mr. Norbe’s first date of employment with the Company. Of the 46%, the RSUs will vest in accordance with performance criteria established by the Compensation Committee, subject to Mr. Norbe’s continued service with the Company.

(12)	Represents RSUs granted on June 15, 2018 upon Mr. Norbe’s appointment to the Board. The RSUs will vest on May 9, 2019.

Payments upon Termination or Change of Control

As described below, pursuant to the terms of select employment agreements, severance benefits may be provided in the event that the Company terminates employment without cause, the officer resigns for good reason or following a change in control. The Company also offers a 401(k) defined contribution savings plan to all of its employees. Effective July 1, 2017, the Compensation Committee approved a matching contribution of 10% on employee deferrals of up to 10% of applicable total compensation. The following is a description of the benefits that the executive would have received assuming a termination as of December 31, 2018 based on the compensation arrangements in place as of such date.

Mr. Norbe. In the event that Mr. Norbe is terminated without cause (or resigns for good reason), he is entitled to (i) 12 months of base salary as of the date of termination, payable over 26 equal installments, and (ii) paid COBRA premiums for the 12-month period following such termination. In the event that Mr. Norbe is terminated within 3 months before or 12 months following a change in control, in addition to the above severance benefits, (i) Mr. Norbe will also receive his target performance bonus then in effect, and (ii) his unvested stock options will vest and be exercisable.

Mr. Beaver. In the event that Mr. Beaver is terminated without cause, he is entitled to (i) 12 months of base salary as of the date of termination, payable over 26 equal installments, (ii) the time-based prorated amount of his annual performance bonus at target and full achievement of the criteria in effect, and (iii) paid COBRA premiums for the 12-month period following such termination. In the event that Mr. Beaver is terminated within 12 months following a change in control, in addition to the above severance benefits, all of his time-based vesting stock options that are unvested will vest and be exercisable, and one-half of his performance-based vesting stock options that are unvested will vest and be exercisable.

Mr. Flynn. Upon his resignation in April 2018, Mr. Flynn entered into a separation agreement with the Company, under which (subject to his continued compliance with the terms of the separation agreement) he became entitled to (i) $365,000 in severance, which was payable in equal installments on regular payroll dates from June 30, 2018 through December 31, 2018, (ii) Company-paid COBRA premiums until April 9, 2019, (iii) continued vesting of all of Mr. Flynn’s time-based stock options through April 9, 2020 and an extension of the time to exercise such options through December 31, 2021, and (iv) continued vesting of the time-based RSU award granted to Mr. Flynn on February 6, 2017 through February 6, 2019. The options and RSUs mentioned in (iii) and (iv) will immediately vest upon a change in control. Any unvested stock options following April 9, 2020 will be cancelled and will not vest, and any RSUs that were unvested after February 6, 2019 were cancelled and will not vest.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2018 regarding the number of shares of our common stock that may be issued under the 2018 Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and release of RSUs	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column)
Equity Compensation Plans Approved by Stockholders	3,600,065	$6.54	1,395,300	(1)
Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	3,600,065	$6.54	1,395,300	(1)

(1)

If Proposal Three is approved by our stockholders at the annual meeting, the number of shares of our common stock remaining available for issuance under the 2018 Plan will increase by 1,750,000 shares to 2,233,587 shares as of April 1, 2019.

PROPOSAL TWO

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, we are asking our stockholders to vote, on an advisory basis, to approve the compensation of our NEOs as described in this proxy statement. We believe that the compensation policies for the NEOs are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of our stockholders. Stockholders are urged to read the Compensation Discussion and Analysis section, beginning on page 18 of this proxy statement, which discusses in detail our 2018 executive compensation program and decisions made by the Compensation Committee. Consistent with the preferences expressed by our stockholders, we intend to hold this advisory vote on an annual basis.

“Say-on-Pay” Vote

This advisory stockholder vote, commonly referred to as a “say-on-pay” vote, gives stockholders the opportunity to approve or not approve the compensation of the NEOs that is disclosed in this proxy statement by voting “FOR” or “AGAINST” the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure in this proxy statement.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Because your vote is advisory, it will not be binding on our Board, the Compensation Committee or the Company. However, our Board and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of the stockholder vote on this proposal at our annual meeting when considering future executive compensation arrangements.

Recommendation of Our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL THREE

APPROVAL OF AN AMENDMENT TO THE 2018 PLAN TO INCREASE THE NUMBER OF SHARES OF OUR COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 2018 PLAN BY AN ADDITIONAL 1,750,000 SHARES

At the annual meeting, our stockholders will be asked to approve the second amendment to the 2018 Plan, which would increase the number of shares of our common stock available for issuance under the 2018 Plan by 1,750,000 shares. Our stockholders approved the 2018 Plan on May 9, 2018 and approved the first amendment to the 2018 Plan on September 21, 2018. Subject to the terms and conditions of the 2018 Plan and excluding the second amendment, the number of shares remaining for future grants under the 2018 Plan is 3,271,101 shares.

On February 6, 2019, our Board approved the second amendment to the 2018 Plan (the “Amendment”), subject to stockholder approval at the annual meeting, to increase the number of shares available for issuance under the 2018 Plan by 1,750,000 shares of common stock to 5,021,101 shares. Of that amount, approximately 2,233,587 shares (483,587 shares available for grant as of April 1, 2019 plus 1,750,000 shares being requested under this proposal) would be available for new awards, not including any shares that would become available again upon the expiration, termination, cancellation, cash settlement or forfeiture of certain previously-issued awards, as described below.

Plan Highlights

The purposes of the 2018 Plan are to:

•	align the interests of our stockholders and recipients of awards under the 2018 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success;

•	advance the interests of the Company by attracting and retaining non-employee directors, officers, other employees, consultants, independent contractors and agents; and

•	motivate such persons to act in the long-term best interests of the Company and our stockholders.

Under the 2018 Plan, the Company may grant:

•	non-qualified stock options;

•	“incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”));

•	stock appreciation rights (“SARs”);

•	restricted stock, RSUs or other stock awards (“Stock Awards”); and

•	performance awards.

As of April 1, 2019, approximately two officers, 174 employees and five non-employee directors are eligible to participate in the 2018 Plan if selected for participation by the Compensation Committee of our Board.

Some of the key features of the 2018 Plan include:

•	The 2018 Plan is administered by a committee of our Board, comprised entirely of independent directors;

•	Stock options and SARs granted under the 2018 Plan may not be repriced without stockholder approval other than in connection with a change in control or adjustments described in the 2018 Plan;

•

Under the 2018 Plan and after taking into account the Amendment, the maximum number of shares of our common stock authorized for grant is 5,021,101 shares, other than substitute awards granted in connection with a corporate transaction, with 2,233,587 shares remaining available for future grant;

•

The exercise price of stock options and the base price for SARs granted under the 2018 Plan may not be less than the fair market value of a share of our common stock on the date of grant, subject to certain exceptions for substitute awards granted in connection with a corporate transaction;

•

The 2018 Plan prohibits the grant of dividend equivalents with respect to stock options and SARs and subjects all dividends and dividend equivalents paid with respect to Stock Awards or performance awards to the same vesting conditions as the underlying awards;

•	The 2018 Plan does not contain a liberal change in control definition; and

•

The 2018 Plan provides that awards and any cash payment or shares of our common stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any clawback or recoupment policy that the Company may adopt from time to time.

Description of the Amended 2018 Plan

The following description is qualified in its entirety by reference to the 2018 Plan, as proposed to be amended by the Amendment (the “Amended 2018 Plan”). A copy of the Amendment is attached to this proxy statement as Exhibit A.

Administration

The Amended 2018 Plan will be administered by a committee designated by our Board (the “Plan Committee”), consisting of two or more members of our Board, each of whom may be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) “independent” within the meaning of the rules of the NASDAQ Capital Market or, if our common stock is not listed on the NASDAQ Capital Market, within the meaning of the rules of the principal stock exchange on which our common stock is then traded. The Compensation Committee of our Board administers the 2018 Plan.

Subject to the express provisions of the Amended 2018 Plan, the Plan Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by an agreement containing such provisions not inconsistent with the Amended 2018 Plan as the Plan Committee will approve. The Plan Committee will also have authority to establish rules and regulations for administering the Amended 2018 Plan and to decide questions of interpretation or application of any provision of the Amended 2018 Plan. The Plan Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding stock options and SARs will become exercisable in part or in full, (ii) all or a portion of a restriction period on any award will lapse, (iii) all or a portion of any performance period applicable to any award will lapse and (iv) any performance measures applicable to any outstanding award will be deemed satisfied at target, maximum or any other level.

The Plan Committee may delegate some or all of its power and authority under the Amended 2018 Plan to our Board (or any members thereof) or, subject to applicable law, a subcommittee of our Board, a member of our Board, the President and Chief Executive Officer or other executive officer of the Company as the Plan Committee deems appropriate, except that it may not delegate its power and authority to a member of our Board, the President and Chief Executive Officer or any executive officer with regard to awards to persons who are subject to Section 16 of the Exchange Act.

Available Shares

As discussed above, if approved by our stockholders, the Amendment would increase the number of shares available for issuance under the 2018 Plan by 1,750,000 shares from 3,271,101 shares to 5,021,101 shares, in each case, subject to the adjustment provisions set forth in the Amended 2018 Plan. All of the available shares of our common stock under the Amended 2018 Plan may be issued in connection with incentive stock options.

The number of available shares will be reduced by the sum of the aggregate number of shares of our common stock which become subject to outstanding stock options, free-standing SARs, Stock Awards and performance awards. To the extent that shares of our common stock subject to an outstanding stock option, free-standing SAR, Stock Award or performance award granted under the Amended 2018 Plan or the Biolase, Inc. 2002 Stock Incentive Plan or any other equity plan maintained by the Company with outstanding equity awards as of the effective date of the 2018 Plan (collectively, the “Prior Plans”), other than substitute awards granted in connection with a corporate transaction, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares of our common stock subject to a stock option cancelled upon settlement of a related tandem SAR or subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of our common stock will again be available under the Amended 2018 Plan. In addition, shares of our common stock subject to an award under the Amended 2018 Plan or a Prior Plan will again be available for issuance under the Amended 2018 Plan if such shares are (a) shares that were subject to a stock option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR or (b) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes relating to an outstanding award. Notwithstanding the foregoing, shares repurchased by the Company on the open market with the proceeds of a stock option exercise will not again be available for issuance under the Amended 2018 Plan. The Amended 2018 Plan is the only equity compensation plan authorized by our stockholders for future grants of equity awards, and, accordingly, none of the shares previously available for grant under the Prior Plans are available for future grants under the 2018 Plan other than pursuant to the share recycling provisions discussed above.

The aggregate value of cash compensation and the grant date fair value of shares of our common stock that may be awarded or granted during any fiscal year of the Company to any non-employee director shall not exceed $700,000.

As of the record date, the closing price of a share of common stock, as reported on NASDAQ, was $2.44.

Change in Control

Subject to the terms of the applicable award agreement, in the event of a change in control, our Board, as constituted prior to the change in control, may, in its discretion take one of the following actions: (i) require that (a) some or all outstanding stock options and SARs will become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (b) the restriction period applicable to some or all outstanding Stock Awards will lapse in full or in part, either immediately or upon a subsequent termination of employment, (c) the performance period applicable to some or all outstanding awards will lapse in full or in part, or (d) the performance measures applicable to some or all outstanding awards will be deemed satisfied at the target, maximum or any other level; (ii) require that shares of our common stock resulting from or succeeding to the business of the Company pursuant to such change in control, or the parent thereof, be substituted for some or all of the shares of our common stock subject to outstanding awards as determined by our Board; and/or (iii) require outstanding awards to be surrendered to the Company in exchange for a payment of cash, shares of our common stock resulting from the change in control, or the parent thereof, or a combination of cash and shares.

Under the terms of the Amended 2018 Plan, a change in control is generally defined as a change in ownership or control of the Company effected through any of the following transactions: (i) a merger, consolidation or other reorganization approved by our stockholders, unless our stockholders receive more than

50% of the total voting power of the resulting company; (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets; or (iii) an acquisition of more than 50% of the total voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to our stockholders.

Effective Date, Termination and Amendment

If approved by the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the annual meeting, the Amended 2018 Plan will become effective as of the date on which the Amendment is approved by our stockholders. The 2018 Plan became effective as of May 9, 2018 when it was approved by our stockholders, and it will terminate as of the first annual meeting to occur on or after May 9, 2028, unless earlier terminated by our Board. Awards under the Amended 2018 Plan may be made at any time prior to the termination of the Amended 2018 Plan, provided that no incentive stock option may be granted later than ten years after February 14, 2018, the date on which our Board approved the 2018 Plan. Our Board may amend the Amended 2018 Plan at any time, subject to stockholder approval if (i) required by applicable law, rule or regulation, including any rule of the NASDAQ Capital Market or any other stock exchange on which our common stock is then traded, or (ii) our Board seeks to modify the stock option and SAR repricing provisions in the Amended 2018 Plan. No amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

Eligibility

Participants in the Amended 2018 Plan will consist of such officers, other employees, non-employee directors, consultants, independent contractors and agents and persons expected to become officers, other employees, non-employee directors, consultants, independent contractors and agents of the Company and its subsidiaries, as selected by the Plan Committee.

Stock Options and SARs

The Amended 2018 Plan provides for the grant of non-qualified stock options, incentive stock options and SARs. The Plan Committee will determine the conditions to the exercisability of each stock option and SAR.

Each stock option will be exercisable for no more than ten years after its date of grant, unless the stock option is an incentive stock option and the optionee owns greater than ten percent (10%) of the voting power of all shares of our capital stock (a “ten percent holder”), in which case the stock option will be exercisable for no more than five years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the exercise price of a stock option will not be less than 100% of the fair market value of a share of our common stock on the date of grant, unless the stock option is an incentive stock option and the optionee is a ten percent holder, in which case the stock option exercise price will be the price required by the Code, currently 110% of fair market value.

Each SAR will be exercisable for no more than ten years after its date of grant provided that no SAR granted in tandem with a stock option (a “tandem SAR”) will be exercisable later than the expiration, termination, cancellation, forfeiture or other termination of the related stock option. The base price of an SAR will not be less than 100% of the fair market value of a share of our common stock on the date of grant (or, if earlier, the date of grant of the stock option for which the SAR is exchanged or substituted), provided that the base price of a tandem SAR will be the exercise price of the related stock option. An SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of our common stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of our common stock on the exercise date and the base price of the SAR.

All of the terms relating to the exercise, cancellation or other disposition of stock options and SARs following the termination of employment of a participant, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee.

The Plan Committee shall not, without the approval of our stockholders, (i) reduce the purchase price or base price of any previously granted stock option or SAR, (ii) cancel any previously granted stock option or SAR in exchange for another stock option or SAR with a lower purchase price or base price or (iii) cancel any previously granted stock option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the fair market value of a share of our common stock on the date of such cancellation, in each case, other than in connection with a change in control or the adjustment provisions set forth in the Amended 2018 Plan.

Stock Awards

The Amended 2018 Plan provides for the grant of Stock Awards. The Plan Committee may grant a Stock Award as restricted stock, RSUs or as another stock award. Except as otherwise determined by the Plan Committee, Stock Awards will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or if specified performance measures (if any) are not attained during the performance period.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to shares of restricted stock awarded under the Amended 2018 Plan. Distributions and dividends with respect to shares of our common stock, including regular cash dividends, will be deposited with the Company and will be subject to the same restrictions as the restricted stock.

The agreement awarding RSUs will specify (i) whether such award may be settled in shares of our common stock, cash or a combination thereof, and (ii) whether the holder will be entitled to receive dividend equivalents, with respect to such award. Any dividend equivalents with respect to RSUs will be subject to the same restrictions as such RSUs. Prior to settlement of an RSU, the holder of an RSU will have no rights as a stockholder of the Company.

The Plan Committee may grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of our common stock, including shares of our common stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of our common stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Plan Committee. Dividend equivalents paid with respect to the other stock awards contemplated by this paragraph will be subject to the same vesting conditions as the underlying awards.

All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of a Stock Award upon a termination of employment, whether by reason of disability, retirement, death or any other reason or during a paid or unpaid leave of absence, will be determined by the Plan Committee.

Performance Awards

The Amended 2018 Plan also provides for the grant of performance awards. The agreement relating to a performance award will specify whether such award may be settled in shares of our common stock (including shares of restricted stock), cash or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Plan Committee, for the vesting of such performance award if the specified performance measures are satisfied or met during the specified performance period and such performance goals will be determined by the Plan Committee at the time of grant. Any dividend or dividend equivalents with respect to a performance award will be subject to the same restrictions as such performance award.

The performance measures of a performance award may consist of, but shall not be limited to, one or more of the following objective or subjective corporate-wide or subsidiary, division, operating unit, line of business, project, geographic or individual measures: the attainment by a share of our common stock of a specified Fair Market Value (as defined in the Amended 2018 Plan) for a specified period of time; increase in stockholder value; earnings per share; return on or net assets; return on equity; return on investments; return on capital or invested capital; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, product development and acquisitions or divestitures or any combination of the foregoing. Notwithstanding the foregoing, the Plan Committee may establish any other objective or subjective performance goal, whether or not listed in the Amended 2018 Plan. Performance goals will be subject to such other special rules and conditions as the Plan Committee may establish at any time.

Prior to the settlement of a performance award in shares of our common stock, the holder of such award will have no rights as a stockholder of the Company with respect to such shares. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance award upon a termination of employment with or service to, whether by reason of disability, retirement, death or any other reason or during a paid or unpaid leave of absence, will be determined by the Plan Committee.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Amended 2018 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the Amended 2018 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the Amended 2018 Plan. Each participant is advised to consult his or her personal tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m) of the Code

Section 162(m) of the Code limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for compensation paid to the corporation’s “covered employees.” “Covered employees” include the corporation’s chief executive officer, chief financial officer and the three next most highly compensated executive officers. If an individual is determined to be a covered employee for any year beginning after December 31, 2016, then that individual will continue to be a covered employee for future years, regardless of changes in the individual’s compensation or position.

Stock Options

A participant will not recognize taxable income at the time a stock option is granted, and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares of our common stock purchased on such date over the aggregate exercise price of such shares, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares of our common stock acquired by exercise of an incentive stock option are held for at least two years from the date the stock option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon that disposition and (ii) the fair market value of those shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

SARs

A participant will not recognize taxable income at the time SARs are granted, and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) in an amount equal to the fair market value of any shares of our common stock delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Stock Awards

A participant will not recognize taxable income at the time stock that is subject to a substantial risk of forfeiture is granted, and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) at the time of the grant in an amount equal to the excess of the fair market value of the shares of our common stock at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares of our common stock at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

A participant will not recognize taxable income at the time an RSU is granted, and the Company will not be entitled to a tax deduction at that time. Upon settlement of RSUs, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) in an amount equal to the fair market value of any shares of our common stock delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

The tax treatment, including the timing of taxation, of other stock awards will depend on the terms of such awards at the time of grant.

Performance Awards

A participant will not recognize taxable income at the time performance awards are granted, and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) in an amount equal to the fair market value of any shares of our common stock delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

New Plan Benefits and Historical Equity Awards

The Plan Committee has the discretion to grant awards under the 2018 Plan and, therefore, it is not possible as of the date of this proxy statement to determine future awards that will be received by NEOs or others under the 2018 Plan. Please see the section entitled “Compensation Discussion and Analysis” for grants made to each of the NEOs under the 2018 Plan and the Prior Plan during 2018.

The following table sets forth the number of RSUs (including performance-based RSUs at target level of performance and service-based RSUs) and stock options that have been granted under the Amended 2018 Plan to named executive officers and the other individuals and groups indicated since the inception of the 2018 Plan.

As discussed above, the Amendment is being submitted for approval by our stockholders at the annual meeting. If our stockholders approve this proposal, the Amendment will become effective as of the date on which the Amendment is approved by stockholders, and awards may be granted under the Amended 2018 Plan. If our stockholders do not approve the Amendment, the Company will continue to grant awards under the 2018 Plan as long as shares are available for such purpose.

Name and Position	Restricted Stock Units(1)	Stock Options
Todd Norbe, President and Chief Executive Officer	901,995	—
John R. Beaver, Executive Vice President and Chief Financial Officer	196,569	60,000
Dimitri Boutoussov, former Vice President of Research and Development	—	—
Harold C. Flynn, Jr. former President and Chief Executive Officer	—	—
All current executive officers (two executive officers)	1,098,564	60,000
All current non-employee directors	461,915	—
All employees (other than current executive officers)	1,069,109	29,000

(1)

The Company has granted performance awards in the form of performance-based restricted stock units. The amounts reported in this column with respect to performance-based RSUs are based on the target award opportunity granted to the participant.

Recommendation of our Board

OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our independent registered public accounting firm and assists our Board in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2018 with management and BDO USA, LLP, our independent registered public accounting firm. The Audit Committee also discussed with BDO USA, LLP the matters required to be discussed by the applicable requirements of Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of our accounting principles and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received the written disclosures and the letter from BDO USA, LLP required by the applicable requirements of the PCAOB and the Audit Committee discussed the independence of BDO USA, LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board, and our Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC. The Audit Committee also appointed BDO USA, LLP as our independent registered public accounting firm for fiscal year ending December 31, 2019.

Submitted by the Audit Committee of our Board:

Jess Roper, Chairman

Jonathan T. Lord, M.D.

Richard B. Lanman, M.D.

Garrett Sato

PROPOSAL FOUR

RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019

The Audit Committee has appointed BDO USA, LLP as our independent registered public accounting firm for 2019. Our Board and the Audit Committee are asking our stockholders to ratify the appointment by the Audit Committee of BDO USA, LLP as the independent public accounting firm to conduct the audit of our financial statements for the fiscal year ending December 31, 2019. Stockholder ratification of such selection is not required by our bylaws or any other applicable legal requirement. However, our Board is submitting the selection of BDO USA, LLP to our stockholders for ratification as a matter of good corporate governance.

In the event our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain BDO USA, LLP for the fiscal year ending December 31, 2019. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change should be made.

A representative of BDO USA, LLP is expected to be present at our annual meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents fees billed and billable to us for professional services rendered by BDO USA, LLP for the fiscal years ended December 31, 2018 and 2017.

	Fiscal Year Ended December 31, 2018	Fiscal Year Ended December 31, 2017
Audit Fees(1)	$277,186	$291,246
Audit-Related Fees(2)	—	—
Tax Fees(2)	—	—
All Other Fees(2)	—	—

Total	$277,186	$291,246

(1)

Audit Fees. Audit fees are fees incurred for accounting services rendered for the audit of our annual consolidated financial statements and reviews of quarterly consolidated financial statements, as well as fees associated with consents for registration statement filings. Audit fees for 2017 include fees paid for services performed in connection with our registration statements and prospectus supplement filings with the SEC.

(2)	We did not engage BDO for any audit related services, tax advice or tax planning, or any other professional service during 2018 and 2017.

Determination of Independence

In considering the nature of the services provided by our independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with our independent registered public accounting firm and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the PCAOB.

Pre-Approval Policy

According to policies adopted by the Audit Committee and ratified by our Board, to ensure compliance with the SEC’s rules regarding auditor independence, all audit and non-audit services to be provided by our independent registered public accounting firm must be approved by the Audit Committee. This policy generally provides that we will not engage any independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval will be detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. In providing any pre-approval, the Audit Committee considers whether the services to be approved are consistent with the SEC’s rules on auditor independence.

All fees paid to BDO USA, LLP in 2018 and 2017 were pursuant to engagements pre-approved by the Audit Committee, and none of those engagements made use of the de minimis exceptions to pre-approval contained in SEC rules.

Recommendation of Our Board and Audit Committee

OUR BOARD AND OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information relating to the beneficial ownership of our common stock by each person, entity or group known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock based on a review of publicly available statements of beneficial ownership filed with the SEC and Company records. Percentage ownership is based on 21,293,736 shares of our common stock being issued and outstanding as of April 1, 2019.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Larry N. Feinberg(1)	6,703,519	30.7%
200 Greenwich Avenue Greenwich, Connecticut 06830
Jack W. Schuler(2)	6,938,435	31.8%
100 North Field Drive, Suite 360 Lake Forest, Illinois 60045

(1)

Based on the information provided in Amendment No. 18 to Schedule 13D, filed with the SEC on December 6, 2017 by Larry N. Feinberg, Oracle Partners, L.P. (“Oracle Partners”), Oracle Institutional Partners, L.P. (“Institutional Partners”), Oracle Ten Fund Master, L.P. (“Ten Fund”), Oracle Investment Management, Inc. Employees’ Retirement Plan (“Oracle Plan”), The Feinberg Family Foundation (“Feinberg Foundation”), Oracle Associates, LLC (“Oracle Associates”) and Oracle Investment Management, Inc. (“Oracle Investment”) (Mr. Feinberg, together with Oracle Partners, Institutional Partners, Ten Fund, Oracle Plan, Feinberg Foundation, Oracle Associates and Oracle Investment, the “Oracle Reporting Persons”), as adjusted to reflect the Reverse Stock Split. The Oracle Reporting Persons reported that Mr. Feinberg beneficially owns and has shared dispositive power with respect to 6,703,519 shares of our common stock, Oracle Partners beneficially owns and has shared voting and dispositive power with respect to 4,594,129 shares of our common stock, Institutional Partners beneficially owns and has shared voting and dispositive power with respect to 729,308 shares of our common stock, Ten Fund beneficially owns and has shared voting and dispositive power with respect to 1,321,797 shares of our common stock, Oracle Plan beneficially owns and has shared voting and dispositive power with respect to 47,885 shares of our common stock, Feinberg Foundation beneficially owns and has shared voting and dispositive power with respect to 10,400 shares of our common stock, Oracle Associates beneficially owns and has shared voting and dispositive power with respect to 6,645,234 shares of our common stock and Oracle Investment beneficially owns and has shared voting and dispositive power with respect to 6,693,119 shares of our common stock.

Such beneficial ownership includes warrants held by each of Mr. Feinberg, Oracle Associates and Oracle Investment, which are exercisable for 530,266 shares of our common stock each, (ii) in the case of Oracle Partners, for 409,082 shares of our common stock, (iii) in the case of Institutional Partners, for 63,566 shares of our common stock, and (iv) in the case of Ten Fund, for 57,617 shares of our common stock, totaling 2,121,065 shares issuable upon exercise of warrants held by the Oracle Reporting Persons.

Each of Mr. Feinberg, Oracle Partners, Institutional Partners, Ten Fund, Oracle Associates and Oracle Investment (the “Oracle Standstill Parties”) is a party to that certain Standstill Agreement, dated as of November 10, 2015 and amended as of August 1, 2016 and November 9, 2017, with the Company, pursuant to which the Oracle Reporting Persons agreed, among other things, that neither they, nor any of their affiliates or associates would purchase or acquire any additional shares of our common stock, if, after such purchase or acquisition, the aggregate beneficial ownership of the Oracle Reporting Persons and their affiliates and associates would exceed 41% of the issued and outstanding shares of our common stock.

In accordance with SEC rules, the percentage indicated in the table above is based on 21,293,736 shares of our common stock outstanding as of April 1, 2019, together with the addition of 530,266 shares issuable upon exercise of the warrants held by the Oracle Reporting Persons.

(2)

Based on the information provided in Amendment No. 14 to Schedule 13D, filed with the SEC on December 7, 2017 by Jack W. Schuler with respect to himself, the Jack W. Schuler Living Trust (the “Schuler Trust”), Renate Schuler, and the Schuler Family Foundation (the “Schuler Foundation,” and together with Mr. Schuler, Ms. Schuler and the Schuler Trust, the “Schuler Reporting Persons”), as adjusted to reflect the Reverse Stock Split. The Schuler Reporting Persons reported that Mr. Schuler beneficially owns and has shared voting and dispositive power with respect to 6,938,435 shares of our common stock, the Schuler Trust beneficially owns and has shared voting and dispositive power with respect to 2,217,910 shares of our common stock, Ms. Schuler beneficially owns and has shared voting and dispositive power with respect to 4,720,525 shares of our common stock and the Schuler Foundation beneficially owns and has shared voting and dispositive power with respect to 4,700,525 shares of our common stock. Such beneficial ownership excludes warrants held by the Schuler Foundation to purchase 764,850 shares of our common stock that are exercisable but the terms of the warrants prohibit the holder of such warrants from exercising the warrants to the extent that the exercise would result in the holder and its affiliates beneficially owning more than 19.99% of the outstanding shares of our common stock. Such beneficial ownership includes warrants held by the Schuler Trust to purchase 170,159 shares of our common stock that became exercisable on February 8, 2017 and warrants held by the Schuler Foundation to purchase 360,107 shares of our common stock that became exercisable on October 18, 2017.

Each of the Schuler Reporting Persons is a party to that certain Standstill Agreement, dated as of November 10, 2015 and amended as of August 1, 2016 and November 9, 2017, with the Company, pursuant to which the Schuler Reporting Persons agreed, among other things, that neither they, nor any of their affiliates or associates would purchase or acquire any additional shares of our common stock, if, after such purchase or acquisition, the aggregate beneficial ownership of the Schuler Reporting Persons and their affiliates and associates would exceed 41% of the issued and outstanding shares of our common stock.

In accordance with SEC rules, the percentage indicated in the table above is based on 21,293,736 shares of our common stock outstanding as of April 1, 2019, together with the addition of 530,266 shares issuable upon exercise of the warrants held by the Schuler Reporting Persons.

The following table sets forth the beneficial ownership of shares of our common stock as of April 1, 2019 by (i) each current director, (ii) each named executive officer and (iii) all current directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws, where applicable. Percentage ownership is based on 21,293,736 shares of our common stock outstanding as of April 1, 2019. Shares underlying stock options or warrants exercisable within 60 days of April 1, 2019 are deemed outstanding for the purpose of computing the percentage ownership of the person or persons holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons.

Name	Owned Shares of Common Stock		Number of Shares Underlying Options or Warrants Exercisable or RSUs Releasable Within 60 Days of April 1, 2019	Percentage of Class
Todd A. Norbe(1)(2)	15,000		71,667	*
Jonathan T. Lord, M.D.(1)	339,570	(3)	144,828	2.2%
Richard B. Lanman, M.D.(1)	29,039	(4)	81,034	*
Jess Roper(1)	—		83,333	*
Garrett Sato(1)	23,835	(5)	81,034	*
Elaine Wagner(1)(6)	—		44,374	*
John R. Beaver(2)	68,211	(7)	4,442	*
Harold C. Flynn, Jr.(2)(8)	387,175	(9)	—	1.8%
All current directors and executive officers as a group (7 persons)	475,655		510,712	4.5%

*	Represents less than 1%.
(1)	Director
(2)	Named executive officer
(3)	Includes vested options to purchase 113,481 shares of our common stock and warrants to purchase 15,619 shares of our common stock
(4)	Includes vested options to purchase 29,039 shares of our common stock
(5)	Includes vested options to purchase 8,835 shares of our common stock
(6)	Joined the Board in October 2018
(7)	Includes options to purchase 42,211 shares of our common stock
(8)	Resigned from the Company in April 2018
(9)	Includes vested options to purchase 356,164 shares of our common stock and warrants to purchase 4,617 shares of our common stock

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports and notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the applicable document(s) addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are stockholders of the Company may be “householding” our proxy materials. A single proxy statement or notice may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, annual report or notice you may (1) notify your broker or (2) direct your written request to: BIOLASE, Inc., 4 Cromwell, Irvine, California 92618, Attention: Corporate Secretary. Stockholders who currently receive multiple copies of our proxy statement and/or notice at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement, annual report and/or notice to a stockholder at a shared address to which a single copy of the document(s) was delivered.

Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, in order to be included in our proxy statement and form of proxy for the 2020 annual meeting of stockholders, stockholder proposals must be received at our principal executive offices, 4 Cromwell, Irvine, California 92618, Attention: Corporate Secretary, no later than December 12, 2019, and must comply with additional requirements established by the SEC. If we change the date of our next annual meeting of stockholders by more than 30 days from the date of the previous year’s annual meeting of stockholders, then the deadline is a reasonable time before we begin to print and send our proxy materials. Pursuant to our bylaws, a stockholder proposal of business submitted outside of the process established in Rule 14a-8 and stockholder nominations of directors will be considered untimely if received before January 16, 2020 or after February 15, 2020.

Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which includes the financial statements, but excludes Form 10-K exhibits, is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at our annual meeting.

Other Matters

We know of no other matters that will be presented for consideration at our annual meeting. If any other matters properly come before our annual meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

BY ORDER OF THE BOARD OF DIRECTORS

Jonathan T. Lord, M.D.

Chairman of the Board

Date: April 10, 2019

EXHIBIT A

AMENDMENT NUMBER TWO TO THE BIOLASE, INC. 2018 LONG-TERM INCENTIVE PLAN

WHEREAS, BIOLASE, Inc., a Delaware corporation (the “Company”), maintains the BIOLASE, Inc. 2018 Long-Term Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 5.2 of the Plan, the Board of Directors of the Company (the “Board”) has the authority to amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation; and

WHEREAS, the Board deems it advisable and in the best interests of the Company and its stockholders to amend the Plan to increase the available shares thereunder, subject to stockholder approval of such amendment.

NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as the date on which the stockholders of the Company approve such amendment, as follows:

The first sentence of Section 1.5 of the Plan is hereby deleted in its entirety and replaced with the following:

Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Plan, 5,021,101 shares of Common Stock shall be available for all awards under this Plan, other than Substitute Awards, reduced by the number of shares granted under the Prior Plan on or after March 1, 2018.

A-1

MMMMMMMMMMMM MMMMMMMMM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2019 Annual Meeting Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 5. 1. Election of Directors: + For Against Abstain For Against Abstain For Against Abstain 01—Dr. Richard B. Lanman 02—Dr. Jonathan T. Lord 03—Todd A. Norbe 04—Jess Roper 05—Garrett Sato 06—Dr. Elaine C. Wagner For Against Abstain For Against Abstain 2. An advisory vote to approve the compensation of the 3. The amendment of the BIOLASE, Inc. 2018 Long-Term Incentive Company’s named executive officers. Plan (the “2018 Plan”) to increase the number of shares of our common stock available for issuance under the 2018 Plan by an additional 1,750,000 shares. 4. The ratification of the appointment of BDO USA, LLP as the 5. The transaction of such other business as may properly come before the meeting, or any Company’s independent registered public accounting firm for adjournment or postponement thereof the fiscal year ending December 31, 2019. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Except as described on this proxy card, this proxy when properly executed will be voted as directed or, if no direction is given, will be voted FOR the director nominees and proposals listed above. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX 414314 + 031S1B

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.biolase.com qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2019 Proxy—BIOLASE, INC. Notice of 2019 Annual Meeting of Stockholders Solicited by Board of Directors for Annual Meeting — May 15, 2019 The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on May 15, 2019 and th Proxy Statement, and appoints Todd A Norbe and John R Beaver and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of BIOLASE, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2019 Annual Meeting of Stockholders of the Company to be held at the Company’s corporate headquarters located at 4 Cromwell, Irvine, CA, 92618, on May 15, 2019, at 11:00 a.m. local time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card. If no direction is given, this Proxy will be voted FOR all of the director nominees and proposals. In their discretion, the proxies are each authorized to vote upon other business as may properly come before the Annual Meeting.    By executing this Proxy, the undersigned hereby grants the named proxy holders discretionary authority to act upon all other matters incident to the conduct of the meeting or as may properly come before the meeting, or any adjournment thereof. (Items to be voted appear on reverse side)